Ownership Retention Agreement


     The undersigned elected officer (the "Officer") of Northrop
Grumman Corporation (the "Company"), and the Company, by executing and delivering this instrument, and intending to be legally bound, agree to the following:

     I.   Escrow of the Shares and Cash Payment.

     1.01. The amount of federal, state and local income and social security, medicare and any other applicable employment tax with respect to the vesting of Restricted Performance Stock Rights that occurred as a result of the stockholder vote on February 26, 1998 approving the merger of the Company with a wholly owned subsidiary of Lockheed Martin Corporation pursuant to that certain Agreement and Plan of Merger dated as of July 2, 1997, as amended to the date hereof, shall be deemed to equal 50% of the number of shares that vested on the date of such stockholder vote multiplied by $138.25 per share. The amount, if any, of such deemed tax in excess of the amount heretofore withheld by the Company with respect to such shares shall be paid as soon as practicable to the Officer in cash in lieu of an appropriate number of such shares valued at $138.25 per share. Shares equal in value (at $138.25 per share) to the amount of the tax withholding and the in-lieu cash payment shall not be issued and the Officer shall have no rights therein or thereto.

     1.02. The shares of Common Stock to which the Officer is entitled (net of (i) tax withholding and (ii) the in-lieu cash payment specified in Section 1.01 hereof) are referred to herein as the "Shares." All of the Shares shall remain the property of the Officer but shall be subject to the restrictions contained in this Agreement. Annex A sets forth the number of Shares subject to this Agreement.

     1.03. The Shares shall be issued in the name of the Officer and delivered to Chase Manhattan Bank and Trust Company, National Association, as Escrow Agent, pursuant to the terms of that certain Master Escrow Agreement, of even date herewith, by and among the Company, the Officer and certain other employees of the Company, and the Escrow Agent, the form of which is attached hereto as Annex B (the "Master Escrow Agreement"), and shall be held by the Escrow Agent in accordance with the terms of the Master Escrow Agreement. In lieu of delivering all of the Shares to the Escrow Agent, the Officer may elect to substitute other owned shares of Common Stock for an equal number (all or part) of the Shares, and such substituted shares of Common Stock shall thereupon become "Shares" for purposes of this Agreement in lieu of the shares for which they were substituted. During the pendency of this Agreement, the Officer may, in accordance with the provisions of the Master Escrow Agreement, elect to deliver other owned shares of Common Stock in exchange for a like number of Shares previously contributed hereunder, and such shares so exchanged shall be "Shares" for purposes of this Agreement. The restrictions imposed by this Agreement shall apply only to the Shares, and only so long as the Shares are held in escrow.



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     1.04.  If, prior to March 1, 2000 (the "Payment Date"), the
Officer neither voluntarily terminates nor is terminated for Cause as an employee of the Company, then on or before the tenth business day after the Payment Date, the Company shall instruct the Escrow Agent in writing to release and distribute to the Officer the certificate representing the Shares. If, prior to the Payment Date, the Officer dies, Retires, is terminated for a reason other than Cause as an employee of the Company, or first becomes Disabled, and has not previously voluntarily terminated his or her employment with the Company or been terminated for Cause, then on or before the twentieth business day after the date of such death, Retirement, termination or Disability, the Company shall instruct the Escrow Agent in writing to release and distribute to the Officer (or his guardian or estate, as appropriate) the certificate representing the Shares. If, prior to the Payment Date, the Officer voluntarily terminates, other than by Retirement, or is terminated for Cause, then the Officer shall forfeit to the Company all of his right, title and interest in and to the Shares and the Company is hereby empowered, in such event, to instruct the Escrow Agent in writing to release and distribute to the Company the certificate representing the Shares.

     1.05. The certificates representing the Shares shall have the following legend conspicuously imprinted on the face thereof:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
     TO AN AGREEMENT BETWEEN THE OWNER OF SUCH SHARES AND NORTHROP GRUMMAN CORPORATION AND IN CERTAIN EVENTS SPECIFIED IN SUCH AGREEMENT MAY BE SUBJECT TO FORFEITURE. A COPY OF THE AGREEMENT MAY BE INSPECTED AT THE OFFICES OF NORTHROP GRUMMAN CORPORATION.

     1.06. The Shares held in escrow pursuant hereto and pursuant to the Master Escrow Agreement may not be assigned, alienated, sold, pledged, hypothecated, or otherwise transferred, disposed of or encumbered, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by the Internal Revenue Code).

     1.07. The Company shall promptly pay to the Officer as owner of the Shares all dividends and distributions with respect to the Shares as the same shall have been declared and paid by the Company with respect to the Common Stock, provided that the Officer shall have no right to receive any such payment if, on or prior to the date of such payment, the Officer shall have forfeited all his right, title and interest in and to the Shares pursuant to the terms of this Agreement.

     1.8. As owner of the Shares, the Officer shall retain all voting rights with respect to the Shares provided to holders of shares of Common Stock under the charter or bylaws of the Company or the laws of the State of Delaware, provided that the Officer shall have no such voting rights from and after the time, if any, at which he forfeits all his right, title and interest in and to the Shares pursuant to the terms of this Agreement.



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     1.09.  The Compensation and Management Development Committee
of the Board of Directors of the Company may make such waivers hereunder as such Committee in its sole and absolute discretion deems appropriate.



     II.  Lapse of Restrictions.

     2.01. All restrictions on the Shares created pursuant to this Agreement shall lapse and the Company shall deliver written notice to the Escrow Agent directing that the Shares be distributed to the Officer, if the Officer is employed by the Company at the time of the occurrence of a Change in Control that occurs prior to March 1, 2000.

     III. Payment for Taxes.

     3.01. If, after a final determination for federal, state or local tax purposes, the deposit of the Shares into the escrow created under the Master Escrow Agreement or the subjection of the Shares to the restrictions contained in this Agreement results in a tax liability to the Officer in excess of what the Officer's tax liability would have been had the Shares not been deposited into the escrow or been made subject to the restrictions contained in this Agreement, then the Company shall make a payment in cash to the Officer in an amount equal to any such excess tax liability grossed up to compensate the Officer for any tax liability incurred with respect to any payment made under this Section 3.01.

     IV.  California Law.

     4.01. This Agreement shall be construed in accordance with and governed by the laws of the State of California, without giving effect to its conflicts of laws or choice of laws rules.

     V.   Definitions.

     5.1. For all purposes of this Agreement, the following terms shall have the meanings assigned thereto in this Section 5.01:

     "Cause" means the occurrence of either or both of the following: (i) the Officer's conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony; or (ii) the willful engaging by the Officer in gross misconduct materially and demonstrably injurious to the Company. However, no act, or failure to act, on the Officer's part shall be considered "willful" unless done, or omitted to be done, by the Officer not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

     A "Change in Control" of the Company shall be deemed to occur if and as of the first day that any one or more of the following conditions are satisfied:


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


          (i) Any Person (other than those Persons in control of the Company as of November 15, 1995, or other than a trustee or fiduciary holding securities under an employee benefit plan of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities and for purposes of this section, "Person" shall have the meaning ascribed to such term in
     Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) and for purposes of this subsection (i) "person or "group" shall not include underwriters acquiring newly-issued voting shares (or securities convertible into voting shares) directly from the Company with a view to distribution; or

          (ii) during any period of two (2) consecutive years (not including any period prior to November 15, 1995), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of a least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

          (iii) a merger, consolidation, or reorganization of the Company with or involving any other entity ("Merger") becomes effective upon the filing of all applicable legal documents with the appropriate governmental authorities, or an agreement for the sale or disposition of all or substantially all of the Company's assets in one or a series of related transactions or a plan of complete liquidation of the Company ("Asset Sale") is consummated; provided that the effectiveness of a Merger shall be deemed not to constitute a Change in Control if it results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than seventy-five percent (75%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such Merger; and provided, further, that if (A) a Merger becomes effective that constitutes a Change in Control, or (B) an Asset Sale is consummated, then the Officer (unless the Officer has forfeited all his right, title and interest in and to the Shares pursuant to the last sentence of Section
     1.04 prior to the Change in Control) shall be deemed for all purposes of this Agreement to be employed by the Company at the time of the occurrence of such Change in Control if the Officer was employed by the Company on the date of the shareholder vote approving such Merger or Asset Sale.

     "Disabled" and its correlatives mean total and permanent disability as defined in the rules of the Social Security
Administration of the United States.

     "employee of the Company" and its correlatives means employment by the Company or any of its subsidiaries.

     "Retire," "Retirement" and their correlatives mean any retirement on or after March 1, 1999 from active service with the Company with immediate receipt of a pension benefit under a Company retirement or pension plan or, for Company elements not covered by such plans, termination by the Officer at or after age 55 following 10 or more consecutive years of Company service. If the Officer retires before March 1, 1999, such retirement shall be treated as a voluntary termination, and not as a Retirement, for all purposes of this Agreement.

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     VI.  Amendments.

     No amendment or modification to this Agreement may be made except in writing signed by the Company and the Officer.

     BY SIGNING AND DELIVERING THIS AGREEMENT, THE OFFICER
EXPRESSLY AGREES THAT THE OFFICER IS A PARTY TO AND IS BOUND BY
THIS AGREEMENT AND THE MASTER ESCROW AGREEMENT.

     IN WITNESS WHEREOF, the Company and the Officer have executed this Agreement as of the ____th day of March, 1998.


NORTHROP GRUMMAN CORPORATION


BY:---------------------------
ITS:--------------------------


OFFICER


SIGNATURE:---------------------
PRINTED NAME:------------------


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                                 April 8, 1998



To:    Elected Officers
Subject:  Ownership Retention Agreement

We want to clarify one point concerning the Ownership Retention Agreement we sent you on April 2, 1998. Some Northrop Grumman personnel who want to elect to be covered by the Ownership Retention Agreement have asked what happens to their escrowed shares if they terminate their employment under the Good Reason provision of the Special Agreements to which they are parties.

The answer is that you will get all your escrowed shares if you terminate your employment for "Good Reason." In other words, it will be treated just as if you had been laid off or otherwise terminated for reasons other than Cause, and it will not be treated as a voluntary termination by you. The definition of "Good Reason" will be the same as set forth in the Special Agreement to which you are a party.

To cement this understanding of your benefits into the legal documents, this letter will serve to modify, as Amendment No. 1, the Ownership Retention Agreement we sent you. If you sign and return the Ownership Retention Agreement and this Amendment No. 1, your Ownership Retention Agreement will be conclusively deemed to include a new Article VII stating that:

     "Termination for Good Reason (as defined in the Company's Special Agreement to which the Company and the Officer are parties) by the Officer as an employee of the Company shall be treated identically to a termination of the Officer by the Company for reasons other than Cause, for all purposes of this Agreement, the Master Escrow Agreement."

We trust that this Amendment No. 1 clarifies and confirms the extensive protections of your interests that we built into the Ownership Retention Agreement. The undersigned, on behalf of Northrop Grumman Corporation, has executed this Amendment No. 1, intending to be legally bound thereby.

Northrop Grumman Corporation

Kent Kresa
                                   ___________________________
                                   Officer Name (print)

                                   ___________________________
                                   Officer Signature